AVATAR

FOR IMMEDIATE RELEASE
Contact :
Avatar Holdings Inc.
201 Alhambra Circle
Coral Gables, FL 33134
Juanita I. Kerrigan
(305) 442-7000

AVATAR REPORTS 2008 RESULTS

Coral Gables, FL — March 16, 2009 — Avatar Holdings Inc. (NASDAQ-AVTR) today reported a net loss for 2008 of $107,225,000 ($12.54 per share, diluted) on revenues of $112,011,000, compared with net income for 2007 of $21,383,000 ($2.22 per share, diluted) on revenues of $291,416,000.

For the year ended December 31, 2008, Avatar reported a pre-tax loss of $138,031,000, of which $83,811,000 is impairment charges, $29,000,000 is a loss on fourth quarter land sales, $6,931,000 is a gain on the repurchase of 4.50% Notes, and $32,151,000 is a loss from operations.

During the year ended December 31, 2008, we closed on 247 homes, a 68.3% decrease from the 780 homes closed during the year ended December 31, 2007. Dollar volume decreased by 72% to $66,060,000, compared to $235,929,000 for the year ended December 31, 2007.

The number of housing contracts signed, net of cancellations, for the year ended December 31, 2008 declined by 58.7% to 156, compared to 378 for the year ended December 31, 2007. The dollar volume of contracts signed declined by 59.7% compared to the year ended December 31, 2007, to $37,008,000, compared to $91,767,000.

The number of units in backlog was 56 at December 31, 2008, compared to 147 at December 31, 2007. The aggregate dollar volume of our backlog at December 31, 2008 was $16,079,000, compared to $45,131,000 at December 31, 2007.

Avatar’s assets at December 31, 2008 totaled $590,860,000, of which $175,396,000 was cash, compared to $706,541,000 at December 31, 2007, of which $192,258,000 was cash. Total debt as of December 31, 2008 was $134,991,000, compared to $130,766,000 as of December 31, 2007. Stockholders’ equity at December 31, 2008 was $421,629,000, compared to $527,703,000 at December 31, 2007.

At December 31, 2008, there were 8,829,798 shares of Avatar Common Stock outstanding with a book value of $47.75 per share.

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Avatar Holdings Inc. is primarily engaged in real estate operations in Florida and Arizona. Its principal real estate operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando, TerraLargo in Lakeland, Florida, and at Rio Rico, south of Tucson, Arizona. Avatar’s common shares trade on The Nasdaq Stock Market LLC under the symbol AVTR.

Certain statements discussed herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the continuing decline in value and the instability of the financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increasing level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the successful implementation of Avatar’s business strategy; shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; Avatar’s access to financing; geopolitical risks; changes in, or the failure or inability to comply with, government regulations; and other factors as are described in Avatar’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Active adult homes are intended for occupancy by at least one person 55 years or older.

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AVATAR HOLDINGS INC. AND SUBSIDIARIES
Selected financial data for the years ended December 31, 2008 and 2007
(Dollars in thousands except per share data)

	2008	2007
Revenues	$112,011	$291,416
Income (loss) from continuing operations	$(138,031)	$34,680
before income taxes
Income tax benefit (expense)	$30,806	$(13,297)
Net income (loss)	$(107,225)	$21,383
Basic EPS	$(12.54)	$2.57
Diluted EPS	$(12.54)	$2.22
Total assets	$590,860	$706,541
Cash and cash equivalents	$175,396	$192,258
Total Stockholders’ equity	$421,629	$527,703
Stockholders’ equity per share	$47.75	$61.90